UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2007

VWR Funding, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-124100 (Commission File Number)	56-2445503 (IRS Employer Identification No.)

1310 Goshen Parkway

P.O. Box 2656

West Chester, PA 19380
(Address of Principal executive offices, including  Zip Code)

(610) 431-1700
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

 ITEM 7.01     REGULATION FD DISCLOSURE

As previously announced, on August 15, 2007, at 9:00 a.m. (Eastern Standard Time), members of the senior management of VWR Funding, Inc. (the “Company”) will hold a teleconference to discuss the Company’s financial results for the quarter ended June 30, 2007.  A copy of the press release issued by the Company on August 9, 2007, which provides information regarding the teleconference, was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 9, 2007.

 Management’s presentation will contain certain non-GAAP financial measures.  The table below sets forth the calculation of earnings before interest, taxes, depreciation and amortization, or EBITDA as well as Adjusted EBITDA, for the three and six months ended June 30, 2007 and 2006. EBITDA and Adjusted EBITDA are non-GAAP financial measures. Accordingly, the table presented below reconciles these non-GAAP measures to the most comparable GAAP measure presented in the Company’s financial statements as filed in its periodic reports.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income or any other GAAP measure of performance or liquidity. As specified in the table and accompanying notes, EBITDA and Adjusted EBITDA eliminate the effect of charges primarily associated with financing decisions, tax regulations, capital investments; and certain non-cash and extraordinary, unusual or non-recurring items. Accordingly, EBITDA and Adjusted EBITDA are key financial metrics used by the Company’s investors and management to evaluate and measure the Company’s operating performance.

The presentation in the table under “Predecessor” includes results of the Company through the close of business on June 29, 2007, prior to giving effect to the consummation of the merger (the “Merger”) pursuant to which the Company was acquired (on that date) by affiliates of Madison Dearborn Partners, LLC.  The EBITDA presentation in the table under “Successor” includes results of the Company for the one-day period ended June 30, 2007, after giving effect to the consummation of the Merger.

EBITDA and Adjusted EBITDA
(US dollars in millions)

Reconciliation of Reported Net	Six Months Ended			Three Months Ended
(Loss) Income to EBITDA and Adjusted EBITDA	June 30, 2007		Predecessor	June 30, 2007		Predecessor
	Successor	Predecessor	Six Months	Successor	Predecessor	Three Months
	June 30,	January 1 -	Ended	June 30,	April 1 -	Ended
	2007	June 29, 2007	June 30, 2006	2007	June 29, 2007	June 30, 2006

Net (loss) income	$(2.9)	$(25.6)	$24.4	$(2.9)	$(38.5)	$13.4
Income tax (benefit) provision	(1.9)	(8.3)	12.7	(1.9)	(16.3)	5.8
Interest expense, net	4.6	98.5	54.1	4.6	62.8	26.7
Depreciation and amortization	0.2	19.4	16.2	0.2	9.4	8.0
EBITDA	0.0	84.0	107.4	0.0	17.4	53.9

Adjustments:
Restructuring credits	—	—	(1.0)	—	—	(0.8)
UK duplicate running costs	—	—	0.8	—	—	0.0
Severance costs	—	—	0.5	—	—	0.0
Expense associated with sale of VWR	—	36.8	—	—	36.4	—
Share based compensation expense	—	9.0	2.4	—	8.4	1.9
Adjusted EBITDA	$—	$129.8	$110.1	$—	$62.2	$55.0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Funding, Inc.

Date: August 14, 2007	By:	/s/ Gregory L. Cowan
		Name:	Gregory L. Cowan
		Title:	Vice President and Corporate Controller